Exhibit 99.1

PRESS RELEASE | February 16, 2023 | Nasdaq:PLL

PIEDMONT LITHIUM AND LG CHEM SIGN
EQUITY INVESTMENT AND BINDING OFFTAKE AGREEMENTS

•	LG Chem investing $75 million to acquire Piedmont Lithium common shares
•	Piedmont to supply LG Chem with 200,000 metric tons of spodumene concentrate over four years
•	Agreements illustrate the benefits of the Inflation Reduction Act of 2022, with North American critical minerals supporting the development of a U.S. battery supply chain

BELMONT, NC, February 16, 2023 – Piedmont Lithium Inc. (“Piedmont” or the “Company”) (Nasdaq:PLL; ASX:PLL), a leading global developer of lithium resources critical to the U.S. electric vehicle (“EV”) supply chain, today announced that it has signed agreements with LG Chem, Ltd. (“LG Chem”), under which LG Chem will make a $75 million equity investment in Piedmont (“Subscription Agreement”) and commit to the offtake of 200,000 metric tons of spodumene concentrate (“SC6”) from Piedmont’s jointly-owned North American Lithium (“NAL”) over a four-year term (“Offtake Agreement”).

LG Chem will purchase 1,096,535 newly-issued shares of Piedmont common stock at an approximate price of $68.40 per share for a total consideration of $75 million. Closing of the Subscription Agreement is expected on or around February 24, 2023, and will result in LG Chem holding approximately 5.7% of Piedmont common shares. Transaction details are described in the table at the end of this announcement.

Piedmont has agreed to supply LG Chem with 50,000 metric tons per year of SC6 for four years with planned shipments beginning in Q3 2023. SC6 pricing will be determined by a formula-based mechanism linked to SC6 market prices at the time of each shipment. LG Chem will utilize the material to support its plans to produce cathode materials for key North American customers as well as the intentions of the Inflation Reduction Act of 2022 (“IRA”). Piedmont has also agreed to provide LG Chem priority negotiation rights for 10,000 metric tons per year of lithium hydroxide produced by the Company at either of its proposed facilities in Tennessee or North Carolina.

“We welcome LG Chem as a shareholder in Piedmont and are excited to partner with them to supply North American lithium that will meet the requirements of the IRA and support the development of the U.S. battery supply chain,” said Piedmont President and CEO Keith Phillips. “LG Chem is a global leader with a commitment to U.S. EV battery manufacturing and plans to build one of the world’s largest cathode plants in Clarksville, Tennessee. We look forward to working with LG Chem as NAL comes online as an important source of lithium in North America.”

“This agreement allows LG Chem to provide differentiated values to North American customers with products that satisfy IRA standards by preemptively securing raw materials in the U.S., our key market,” said Mr. Hak-Cheol Shin, Vice Chairman and CEO of LG Chem. “As we work to build various partnerships, including joint metal investments with automotive OEMs and battery makers, we’re pleased that our partnership with and commitment of funds to Piedmont will help support its development of U.S. lithium projects.”

NAL is a project of Sayona Quebec, a joint venture between Piedmont and Sayona Mining Limited (ASX:SYA). SC6 production at NAL is expected to restart in H1 2023, with commercial shipments expected to begin in Q3 2023. Piedmont’s offtake agreement with Sayona Quebec entitles Piedmont to purchase the greater of 113,000 metric tons per year or 50% of the joint venture’s SC6 production. The Company’s purchases of SC6 from Sayona Quebec are subject to a floor price of $500/ton and a ceiling price of $900/ton for the life-of-mine term.

Piedmont intends to utilize the funding from LG Chem to advance its portfolio of projects, including its planned 30,000 metric-tons-per-year lithium hydroxide project at Tennessee Lithium, the Ewoyaa Lithium Project in Ghana in partnership with Atlantic Lithium, and the fully integrated Carolina Lithium project in development in North Carolina, as well as for general corporate purposes.

JPMorgan and Evercore acted as financial advisors, and Gibson Dunn and Thomson Geer served as legal counsel to Piedmont. Allen & Overy acted as legal counsel to LG Chem.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

Key terms of Subscription Agreement between LG Chem and Piedmont

Item	Details
Date of Agreement	• February 16, 2023
Subscription and Pricing
•     LG Chem will subscribe for an amount equal to the lesser of (i) $75 million; or (ii) 99.9 billion Korean Won(converted from Korean Won to US$ on the business day prior to closing) of Piedmont common shares listed on the Nasdaq.
•     The purchase price per share of $68.3973 is based on the 10-day volume-weighted average price (“VWAP”) as of  the  Nasdaq market close on February 15, 2023.
•     The subscription is expected to close on or around February 24, 2023, and is subject to customary closing conditions, including no material adverse effect having occurred with respect to Piedmont.
•     The agreement contains standard termination rights for an agreement of this nature.

Lock-up and Voting Arrangements
•     The shares will be subject to a 6-month lock-up period and customary standstill provisions for 2 years from the date of the agreement.
•     LG Chem agrees to vote its subscription shares in accordance with the recommendations of the Piedmont board at any meeting of stockholders until the earlier of:
(i)          4 years from the date of the agreement; or
(ii)         the date the subscriber and its affiliates cease to beneficially own 5% or more of the common stock of the  subscriber.

Key terms of Offtake Agreement between LG Chem and Piedmont

Item	Details
Date of Agreement	• February 16, 2023
Product and Term
•     Piedmont[1] has agreed to supply LG Chem and LG Chem has agreed to take delivery of a minimum volume of 50,000 metric tons per year of SC6 from NAL, under the Company’s offtake agreement with Sayona Quebec.
•     Piedmont plans to supply a target volume of 10,000-15,000 metric tons of SC6 on a quarterly basis.
•     The term of the agreement will be four years, beginning at the date of loading the first shipment.
•     Piedmont and LG Chem may extend the term of the agreement for any number of additional years by mutual agreement.
•     The agreement contains standard termination rights for an agreement of this nature.

Pricing, Specifications, and Adjustments
•     The pricing for each shipment will be determined by a market-based formula linked to the published Fastmarkets Index Prices for spodumene concentrate on a trailing basis.
•     In consideration of LG Chem’s substantial investment, the price is subject to a discount based on the prevailing market price at a given time.

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL; ASX:A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

About LG Chem

LG Chem is a leading global chemical company with a diversified business portfolio in the key areas of petrochemicals, advanced materials, and life sciences. The company manufactures a wide range of products from high-value added petrochemicals to renewable plastics, specializing in cutting-edge electronic and battery materials, as well as drugs and vaccines to deliver differentiated solutions for its customers. LG Chem is committed to reaching carbon-neutral growth by 2030 and net-zero emissions by 2050 by managing the impacts of climate change and making positive contributions to society through renewable energy and responsible supply chains. Headquartered in Seoul, Korea, LG Chem has multiple operation sites worldwide and generated consolidated revenue of KRW 51.9 trillion (USD 42.1 billion) in 2022. For more information, please visit www.lgchem.com.

1Via its wholly owned subsidiary Piedmont Lithium International US, LLC

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction and sales activities of Sayona Mining, Atlantic Lithium and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium will be unable to commercially extract or deliver mineral deposits to LG Chem or otherwise, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.